Exhibit 99.1

COMPUTERSHARE TRUST COMPANY, N.A.

P.O. BOX 8611

EDISON, NEW JERSEY 08818

You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or electronically through the Internet. Voting by touch-tone telephone or through the Internet are cost-effective and convenient ways to vote your shares. Your telephone or Internet vote must be received by 11:59 p.m. New York time on                 , 2006. Your telephone or Internet vote authorizes the proxies named on the attached proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

Receive Future Proxy Materials Electronically

Help us make a difference by eliminating paper proxy mailings to your home or business. With your consent, we will send all future proxy voting materials to you by e-mail, along with a link to the Host proxy voting site. To register for electronic delivery of future proxy materials, go to www.econsent.com/hmt and follow the prompts.

Your vote is important. Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone
Log on to the Internet and go to http://www.eproxyvote.com/hmt Follow the instructions provided.		Call toll-free 1-877-PRX-VOTE (1-877-779-8683) FROM THE U.S. AND CANADA OR DIAL 001-201-536-8073 FROM OTHER COUNTRIES. Follow the recorded instructions.

OR mark, sign and date your proxy card and return it in the postage-paid envelope.

If you are voting by telephone or the Internet, please do not mail your proxy card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	☐	3562

This proxy when properly executed will be voted in the manner directed herein. If no instruction is made, this proxy will be voted FOR the issuance of shares of Host common stock in the transactions. In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote

FOR Proposal 1

1.    Issuance of shares of Host common stock in the transactions

FOR	AGAINST	ABSTAIN
☐	☐	☐

I WILL ATTEND THE SPECIAL MEETING	☐

CHANGE OF ADDRESS/ COMMENTS ON REVERSE SIDE	☐

Signature:	Date:	Signature:	Date:

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

ADMISSION TICKET

HOST MARRIOTT CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

                        , 2006, 10:00 A.M. EDT

[Location to come]

AGENDA

1. ISSUANCE OF SHARES OF HOST COMMON STOCK IN THE TRANSACTIONS

•

TRANSACTION OF OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

It is important that your shares be represented at this meeting, whether or not you attend the meeting in person.

To make sure your shares are represented, we urge you to submit your proxy instructions by telephone, via the

Internet, or by completing and mailing the proxy card below.

If you plan on attending the Special Meeting, please mark the appropriate box on the reverse side of the proxy card below.

Present this Admission Ticket to the Host Marriott Corporation representative at the entrance.

DETACH HERE

HOST MARRIOTT CORPORATION

PROXY	THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD , 2006, 10:00 a.m. EDT

The undersigned appoints Elizabeth A. Abdoo and W. Edward Walter, or either of them, as proxies. Each shall have the power to appoint his or her substitute. They are authorized to vote, as designated on the reverse side, all shares of Host Marriott Corporation common stock held of record by the undersigned on                 , 2006 at the Special Meeting of Stockholders to be held on                 , 2006, or any adjournment or postponement thereof and to otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

	Nominees for election as directors:	COMMENTS OR CHANGE OF ADDRESS

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

SEE REVERSE

SIDE